SEMPRA ENERGY
Table D

OTHER OPERATING STATISTICS (Unaudited)

	Three Months Ended
	March 31
CALIFORNIA UTILITIES	2002	2001
Revenues ($ Millions)
SDG&E (excludes intercompany sales)	427	1,129
SoCalGas (excludes intercompany sales)	719	1,543

Gas Sales (BCF)	142	152
Transportation and Exchange (BCF)	138	192
Total Deliveries (BCF)	280	344
Total Gas Customers (Thousands)	5,906	5,830

Electric Sales (Millions of Kwhs)	3,524	4,371
Direct Access (Millions of Kwhs)	803	587
Total Deliveries (Millions of Kwhs)	4,327	4,958
Total Electric Customers (Thousands)	1,263	1,243

Authorized Return on Common Equity
SoCalGas	11.6%	11.6%
SDG&E	10.6%	10.6%
Achieved Return on Common Equity (Annualized)
SoCalGas	18.7%	16.4%
SDG&E	19.1%	19.2%
Sempra Energy	21.7%	27.8%

RESOURCES
Power Sold (in MWh)	497,000	247,000

INTERNATIONAL
(Represents 100% of these subsidiaries, although substantially all are less than 100% owned by Sempra Energy).
Revenues ($ Millions)	153	225
Natural Gas Sales (BCF)
Argentina	38	45
Mexico	9	7
Chile	1	1
Natural Gas Customers (Thousands)
Argentina	1,324	1,306
Mexico	72	55
Chile	35	31
Electric Sales (Millions of Kwhs)
Chile	468	418
Peru	976	933
Electric Customers (Thousands)
Chile	476	459
Peru	695	694

SOLUTIONS
Gross Revenues ($ Millions)	103	153